Exhibit 10.1

AGREEMENT

THIS AGREEMENT (this “Agreement”), is made and entered into as of July 26, 2010 (the “Effective Date”), by and among Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), Kennedy-Wilson Holdings, Inc. (f/k/a Prospect Acquisition Corp.), a Delaware corporation (“Holdings”) and The Guardian Life Insurance Company of America, a New York corporation ( “Guardian”).

RECITALS

WHEREAS, the Company and Guardian are parties to that certain Securities Purchase Agreement, dated as of October 31, 2008 (the “Securities Purchase Agreement”), pursuant to which the Company issued its 7% Convertible Subordinated Note due November 3, 2018 in the original principal amount of $30,000,000 (as in effect on the date hereof, the “Note”);

WHEREAS, in connection with the Securities Purchase Agreement, the Company, Guardian and certain security holders of the Company entered into that certain Shareholders Agreement, dated as of November 3, 2008 (the “Shareholders Agreement”);

WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of September 8, 2009 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Holdings, the Company and KW Merger Sub Corp., a wholly-owned subsidiary of Holdings (“Merger Sub”), Merger Sub merged with and into the Company, effective as of November 13, 2009, with the Company continuing as the surviving corporation and becoming a direct wholly-owned subsidiary of Holdings (the “Merger”);

WHEREAS, the Company is the issuer of Note pursuant to the Securities Purchase Agreement and, after giving effect to the Merger, the Company is now a wholly-owned subsidiary of Holdings; and

WHEREAS, the Company has agreed to purchase the Note upon the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the Company, Holdings and Guardian agree as follows.

ARTICLE 1

PURCHASE AND SALE OF THE NOTE

1.1 Purchase of the Note. On the Effective Date, the Company shall purchase the Note for $32,550,000, together with all accrued and unpaid interest on the outstanding principal amount of Note to and including the Effective Date (the “Note

Purchase Price”). The Note Purchase Price shall be payable by wire transfer of immediately available funds to Guardian.

1.2 Tender of the Note. On the Effective Date, Guardian shall tender the Note to the Company.

1.3 Prior Agreements. The parties hereby agree that (a) the letter agreement, dated as of November 3, 2008, by and between the Company and Guardian has, by its terms, terminated effective as of October 8, 2009; and (b) the Shareholders Agreement, the Securities Purchase Agreement, the letter, dated as of March 9, 2010, from Holdings to Guardian, and the letter agreement, dated as of October 8, 2009, by and among the Company and Guardian shall be terminated effective as of the Effective Date and upon the consummation of the transactions contemplated by this Agreement.

1.4. Public Disclosure. If the Company, Holdings or Guardian decide to issue a public communication in connection with the transactions contemplated by this Agreement, the public communication shall be in a form that is mutually acceptable to all of the parties. Within four (4) business days of the Effective Date, Holdings shall make all public filings with the Securities Exchange Commission (“SEC”) that are required by law in connection with the transactions contemplated by this Agreement. Notwithstanding anything to contrary in this Agreement, Guardian may, in its sole discretion, make or cause to be made, such filings with the SEC, on behalf of Guardian or Thomas Sorell, as it deems necessary or advisable regarding the transactions contemplated hereby, including without limitation filing a copy of this Agreement with the SEC.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF HOLDINGS

Holdings represents and warrants to the Company and Guardian as follows:

2.1 Organization; Good Standing. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

2.2 Authority. Holdings has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein. Holdings has taken all corporate action necessary for the authorization, execution and delivery of this Agreement and the performance of its obligations hereunder. No permit, approval, authorization or consent of any other person is required in connection with the execution, delivery and performance by Holdings of this Agreement or the consummation of the transactions contemplated hereby.

2.3 Enforceability. This Agreement has been duly executed and delivered by Holdings and is the legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

2.4 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not result in any violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice, a default under any agreement, instrument, judgment, order, writ, decree or contract to which Holdings or any of its subsidiaries is a party or by which Holdings or any of its subsidiaries’ properties are bound.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Holdings and Guardian as follows:

3.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2 Authority. The Company has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein. The Company has taken all corporate action necessary for the authorization, execution and delivery of this Agreement and the performance of its obligations hereunder. No permit, approval, authorization or consent of any other person is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby.

3.3 Enforceability. This Agreement has been duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

3.4 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not result in any violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice, a default under any agreement, instrument, judgment, order, writ, decree or contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries’ properties are bound.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF GUARDIAN

Guardian represents and warrants to the Company and Holdings as follows:

4.1 Organization; Good Standing. Guardian is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

4.2 Authority. Guardian has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein. Guardian has taken all corporate action necessary for the authorization, execution and delivery of this Agreement and the performance of its obligations hereunder. No permit, approval, authorization or consent of any other person is required in connection with the execution, delivery and performance by Guardian of this Agreement or the consummation of the transactions contemplated hereby.

4.3 Enforceability. This Agreement has been duly executed and delivered by Guardian and is the legal, valid and binding obligation of Guardian, enforceable against Guardian in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

4.4 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not result in the violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice, a default under any agreement, instrument, judgment, order, writ, decree or contract to which Guardian or any of its subsidiaries is a party or by which Guardian or any of its subsidiaries’ properties are bound.

ARTICLE 5

MISCELLANEOUS

5.1 Notices. All communications hereunder shall be in writing, shall be delivered by nationwide overnight courier, or facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission), and

(a)	if to Holdings or the Company, at:

Kennedy-Wilson Holdings, Inc.

Kennedy-Wilson, Inc.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

Attention: Chief Financial Officer

Facsimile: (310) 887-6414

with a copy to:

Kent Y. Mouton, Esq.

Kulik, Gottesman, Mouton & Siegel, LLP

15303 Ventura Boulevard, Suite 1400

Sherman Oaks, California 91403

Facsimile: (310) 557-0224

or such other address as Holdings or the Company shall designate to Guardian in writing; and

(b)	if to Guardian, at:

The Guardian Life Insurance Company of America

7 Hanover Square

New York, New York 10004-2616

Attention: Kevin Carey

Facsimile: (212) 919-2690

Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the facsimile machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

5.2 Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.3 Amendments. Any amendment to this Agreement shall be in writing and shall require the written consent of (i) Holdings, (ii) the Company and (iii) Guardian.

5.4 Descriptive Headings. Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

5.5 Severability. The fact that any given provision of this Agreement is found to be unenforceable, void or voidable under the laws of any jurisdiction shall not affect the validity of the remaining provisions of this Agreement in such jurisdiction, and shall not affect the enforceability of the entire Agreement under the laws of any other jurisdiction.

5.6 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice of law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

5.7 Waiver of Jury Trial. The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement or any other document executed in connection herewith or therewith.

5.8 Construction, etc. Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

KENNEDY-WILSON, INC.

By:
Name: Freeman Lyle
Title: Chief Financial Officer

KENNEDY-WILSON HOLDINGS, INC.

By:
Name: Freeman Lyle
Title: Chief Financial Officer

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:
Name: Thomas G. Sorell
Title: Executive Vice President and Chief Investment Officer